Exhibit (107) Calculation of Filing Fees Tables Form S-1 (Form Type) TIAA Real Estate Account (Exact Name of Registration as Specified in its Charter) Table 1: Newly Registered Securities Security Type Security Class Title Fee Calculation or Carry Forward Rule Amount Being Registered* Proposed Maximum Offering Price Per Unit* Proposed Maximum Aggregate Offering Price(1) Fee Rate Amount of Registration Fee(1) Carry Forward Form Type Carry Forward File Number Carry Forward Initial Effective Date Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward Fees to be Paid Accumulation Units Accumulative Unit 457(o) $3,186,390,675 0.0000 927 $295,378.42 Fees Previously Paid Carry Forward Securities Accumulation Units Accumulative Unit 415(a)(6) 1,313,609,325(1) S-1 333- 254314 March 15, 2021 $143,314.78 Total Offering Amount $4,500,000,000(1) $295,378.42 Total Fees Previously Paid $— Total Fee Offsets $— Net Fee Due $295,378.42 * The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

(1) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $1,313,609,325 in aggregate principal amount of accumulation units that were previously registered for sale under the Registrant’s registration statement on Form S-1 (File No. 333-254314), which was initially filed by the Registrant on March 15, 2021 (the “Prior Registrant Statement”). The unsold securities previously registered for sale under the Prior Registration Statement remain registered and are being carried forward to this registration statement. Filing fees of $143,314.78 were previously paid in connection with these unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold securities will continue to be applied to such unsold securities. The amount of the registration fee in the table above relates to the additional $3,186,390,675 in aggregate principal amount of accumulation units being registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.